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                       SECURITIES AND EXCHANGE COMMISSION,
                             Washington, D.C. 20549


                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               November 24, 1999


                          COMMISSION FILE NUMBER 0-3085
                                                 ------

                              WYMAN-GORDON COMPANY
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                              04-1992780
   (State or other jurisdiction                     (I.R.S. Employer
   incorporation or organization)                  Identification No.)

     244 WORCESTER STREET, BOX 8001, NO. GRAFTON, MASSACHUSETTS 01536-8001
             (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code 508-839-4441




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


         On November 24, 1999, Precision Castparts Corp. ("PCC") purchased 98% of the outstanding shares of common stock (the "Shares") of Wyman-Gordon Company, (the "Company") pursuant to a cash tender offer. The transaction, financed from borrowings under Credit Agreements with Bank of America, N.A., as Agent, was valued at $787 million based on the purchase of Wyman-Gordon's stock and PCC's tender for and subsequent payment of Wyman-Gordon's 8% Senior Notes due 2007.

         Under the terms of the Merger Agreement pursuant to which PCC purchased the Shares, PCC is entitled to designate 98% of the directors on the Company's Board of Directors; provided, however, that pending the completion of a merger between the Company and WGC Acquisition Corp., a wholly-owned subsidiary of PCC, the Company's Board of Directors shall include at least two directors (the "Independent Directors") who were directors immediately prior to PCC's purchase of the Shares. The Company's Board of Directors presently consists of three directors designated by PCC and two Independent Directors.



ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

(c)      Exhibits

         (2) Agreement and Plan of Merger, dated May 17, 1999, by and among Precision Castparts Corp., WGC Acquisition Corp. and Wyman-Gordon Company (incorporated herein by reference to Exhibit 3 to the Company's Solicitation/ Recommendation Statement on Schedule 14D-9, dated May 21, 1999 (File No. 005-10796)).


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                                   SIGNATURES

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                            WYMAN-GORDON COMPANY




Date:    12/9/99                            By: /s/ WALLACE F. WHITNEY, JR.
                                                --------------------------------
                                                Vice President
                                                General Counsel & Clerk


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